Exhibit 99.1

News release

QLT ANNOUNCES SECOND QUARTER 2016 RESULTS

For Immediate Release	August 9, 2016

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) reported financial results today for the second quarter ended June 30, 2016. Unless otherwise specified, all amounts are reported in U.S. dollars and in accordance with U.S. GAAP.

2016 SECOND QUARTER FINANCIAL RESULTS

Operating Expenses/Income

During the second quarter of 2016, research and development (“R&D”) expenditures were $2.9 million compared to $3.4 million for the same period in 2015. The $0.5 million (15%) decrease was primarily due to lower stock based compensation, lower salary and overhead costs related to R&D headcount attrition, the foreign exchange impact of the weak Canadian dollar and downsizing of our lease space. Stock-based compensation expense was significantly lower in the current period relative to the prior period due to the impact of the June 2015 accelerated vesting of all outstanding stock options in connection with the investment in and subsequent distribution of the Aralez Shares (defined below) and execution of the InSite Merger Agreement (defined below). The cost decreases described above were partially offset by an increase in costs related to preparatory activities for our planned Phase III pivotal trial for QLT091001.

During the second quarter of 2016, we incurred $3.2 million of consulting and advisory fees related to our exploration of strategic alternatives and pursuit of the merger transaction with Aegerion Pharmaceuticals, Inc. (“Aegerion”) described below. In comparison, we incurred $4.7 million of similar costs in 2015 related to our pursuit of a merger transaction with InSite Vision Incorporated (“InSite”) and the Aralez Distribution (defined below). The agreement and plan of merger with InSite (the “InSite Merger Agreement”) was terminated by InSite on September 15, 2015.

Excluding the strategic consulting and advisory fees discussed above, during the second quarter of 2016, selling, general and administrative (“SG&A”) expenditures were $1.3 million compared to $2.4 million for the same period in 2015. The $1.1 million (46%) decrease was primarily related to lower stock-based compensation expense during the period due to the accelerated vesting described above, lower fees paid for director compensation and lower general operating costs related to the downsizing of our lease space. These costs savings were partially offset by a lower amount of overhead being allocated to R&D expense due to R&D headcount attrition.

Other Expenses/Income

On April 5, 2016, QLT effected a distribution of 4,799,619 common shares (the “Aralez Shares”) of Aralez Pharmaceuticals Inc. (“Aralez”), which had a fair value of $19.3 million, and $15.0 million of cash to its shareholders of record as of February 16, 2016 (the “Aralez Distribution”).

During the three and six months ended June 30, 2016, QLT recognized a $2.3 million fair value gain and $10.7 million fair value loss, respectively, related to the change in the value of the Aralez Shares held by QLT from the February 5, 2016 acquisition date to the April 5, 2016 distribution date.

Operating Loss and Net Loss per Share

The operating loss for the second quarter of 2016 was $7.4 million, compared to $10.7 million for the same period in 2015. As described above under “Operating Expenses/Income”, the net $3.3 million change in our operating loss was primarily due to lower strategic consulting and advisory fees, significantly lower stock-based compensation expense and lower overhead costs.

Net loss per common share was $0.10 in the second quarter of 2016, compared to a net loss per common share of $0.21 for the same quarter in 2015. The change in our loss per common share was primarily due to the same factors described above.

Cash and Cash Equivalents

As at June 30, 2016, the Company’s consolidated cash and cash equivalents were $79.9 million compared to $141.8 million at December 31, 2015. The $61.9 million decrease was primarily due to: (i) the $45.0 million investment in Aralez, which was subsequently distributed to QLT’s shareholders via the Aralez Distribution described above, (ii) $5.4 million of strategic consulting and advisory fees related to the Aralez Distribution, the proposed Merger (as defined below) with Aegerion, and exploration of other strategic alternatives, (iii) $3.0 million advanced to Aegerion pursuant to the terms of the Loan Agreement (defined below) with Aegerion, and (iv) cash used in operating activities during the period.

Passive Foreign Investment Company

The Company believes that it was classified as a Passive Foreign Investment Company (“PFIC”) for 2008 through 2015, and that it may be classified as a PFIC in 2016, which could have adverse tax consequences for U.S. shareholders. Please refer to our 2015 Annual Report on Form 10-K (as amended by the Form 10-K/A filed on April 29, 2016) for additional information.

Strategic Transactions

On June 14, 2016, QLT and Aegerion entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which a wholly owned indirect subsidiary of QLT will be merged with and into Aegerion, with Aegerion surviving as a wholly owned indirect subsidiary of QLT (the “Merger”). On the closing of the Merger, each outstanding share of Aegerion common stock will be exchanged for 1.0256 (the “Exchange Ratio”) QLT common shares, subject to potential downward adjustment in the event either the DOJ/SEC Investigations (as defined below) or the Class Action Lawsuit (as defined below) are settled for amounts in excess of the Negotiated Thresholds (as defined below) prior to the closing of the Merger. The Merger is currently expected to close before the end of 2016 and is subject to various closing conditions, including receipt of the approvals of the QLT and Aegerion shareholders.

If Aegerion does not settle either its Department of Justice or Securities and Exchange Commission investigations (the “DOJ/SEC Investigations”) or its pending putative shareholder class action lawsuit (the “Class Action Lawsuit”) prior to the closing of the Merger, QLT shareholders will receive warrants (the “Warrants”), which will become exercisable to purchase a certain number of QLT common shares for a purchase price of $0.01 in the event that (i) the DOJ/SEC Investigations are resolved for amounts in excess of $40 million, or (ii) the Class Action Lawsuit is settled for an amount that exceeds the amount, if any, available under Aegerion’s insurance coverage (the $40 million in respect of the DOJ/SEC Investigations and the available insurance coverage in respect of the Class Action Lawsuit being the “Negotiated Thresholds”).

QLT plans to change its name upon closing of the Merger to Novelion Therapeutics Inc. (“Novelion”) and its common shares will continue to trade on the NASDAQ Global Select Market and the Toronto Stock Exchange. Assuming no adjustment to the Exchange Ratio, QLT shareholders, including the Investors in the Private Placement (as defined and described below), are expected to own approximately 67% of the outstanding Novelion common shares following the Merger.

Concurrent with signing the Merger Agreement, QLT and Aegerion entered into a loan and security agreement (the “Loan Agreement”) under which QLT has agreed to provide Aegerion with a term loan facility to support working capital needs for an aggregate principal amount not to exceed $15 million, subject to various terms and conditions. As at August 8, 2016, $3.0 million is outstanding under the Loan Agreement.

On June 14, 2016, QLT entered into a unit subscription agreement (the “Unit Subscription Agreement’) with certain investors party thereto (the “Investors”) pursuant to which QLT will issue units to such investors for an aggregate subscription price of $21.8 million (the “Private Placement”). Each unit consists of one QLT common share and one Warrant, as described above. The Private Placement, which is contemplated to occur immediately prior to, and is conditional on the closing of, the Merger, is intended to provide QLT with additional capital to support future operations and business development initiatives. The completion of at least $17.5 million of the Private Placement is a condition to the closing of the Merger.

QLT Inc. - Financial Highlights

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands of U.S. dollars except share and per share information)	2016	2015	2016	2015
Expenses
Research and development	$2,929	$3,404	$5,919	$5,612
Selling, general and administrative	4,451	7,154	10,349	10,773
Depreciation	23	179	61	367

	7,403	10,737	16,329	16,752

Operating loss	(7,403)	(10,737)	(16,329)	(16,752)
Other (expense) income
Net foreign exchange (losses) gains	(31)	(60)	(108)	38
Interest income	54	51	129	83
Fair value gain (loss) on investment	2,256	—	(10,704)	—
Other	9	—	9	(2)

	2,288	(9)	(10,674)	119

Loss before income taxes	(5,115)	(10,746)	(27,003)	(16,633)
Provision for income taxes	(5)	(5)	(11)	(14)

Net loss and comprehensive loss	$(5,120)	$(10,751)	$(27,014)	$(16,647)

Basic and diluted net loss per common share

Net loss per common share	$(0.10)	$(0.21)	$(0.51)	$(0.32)

Weighted average number of common shares outstanding (thousands)
Basic and diluted	52,829	51,779	52,829	51,508

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands of U.S. dollars)	June 30, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$79,943	$141,824
Accounts receivable, net of allowances for doubtful accounts	359	287
Loan receivable	3,011	—
Income taxes receivable	14	14
Prepaid and other assets	668	611

Total current assets	83,995	142,736
Accounts receivable	2,000	2,000
Property, plant and equipment	467	430

Total assets	$86,462	$145,166

LIABILITIES
Current liabilities
Accounts payable	$5,219	$1,656
Accrued liabilities	800	1,827

Total current liabilities	6,019	3,483
Uncertain tax position liabilities	376	342

Total liabilities	6,395	3,825

SHAREHOLDERS’ EQUITY
Share capital
Authorized
500,000,000 common shares without par value
5,000,000 first preference shares without par value, issuable in series
Issued and outstanding common shares	$475,333	$475,333
June 30, 2016 – 52,829,398 shares
December 31, 2015 – 52,829,398 shares
Additional paid-in capital	63,117	97,377
Accumulated deficit	(561,352)	(534,338)
Accumulated other comprehensive income	102,969	102,969

Total shareholders’ equity	80,067	141,341

Total shareholders’ equity and liabilities	$86,462	$145,166

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

About QLT091001

QLT091001 is an orally administered synthetic retinoid replacement for 11-cis-retinal, which is a key biochemical component of the visual retinoid cycle. We are currently developing QLT091001 for the treatment of Inherited Retinal Disease caused by retinal pigment epithelium protein 65 and lecithin:retinol acyltransferase gene mutations, which indication comprises Leber Congenital Amaurosis and Retinitis Pigmentosa.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to, statements concerning the proposed Merger with Aegerion and the proposed Private Placement, and the timing and financial and strategic benefits thereof; our future strategies, plans and expectations for the Company and QLT091001; our anticipated development plans and potential approvals for, and the commercial potential of, QLT091001; statements concerning our PFIC status; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “believes,” “expects,” “hopes,” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that we will be treated as a PFIC in 2016 and future years; the failure to receive, on a timely basis or otherwise, the required approvals by Aegerion and QLT shareholders; the risk that a condition to closing of the Merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed Merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Aegerion and QLT operations will be greater than expected; the ability of the companies to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes, including changes in tax laws or interpretations, and the impact of the integration process, any of which could increase the consolidated tax liabilities of the companies following the proposed Merger; the risk that the Company will determine it is not feasible to submit a Marketing Authorization Application for conditional approval with the European Medicines Agency in a timely manner or at all, due to lack of placebo controlled data or other reasons deemed relevant by the Company or regulatory agencies; uncertainties related to the timing of and our ability to commence a pivotal trial for QLT091001 in accordance with the current development plans which we evaluate on an ongoing basis; risks and uncertainties concerning the impact that QLT’s success or failure in pursuing various future strategic initiatives will have on the market price of our securities; uncertainties relating to our development plans, timing and results of the clinical development and commercialization of our products and technologies, including pivotal clinical trials; assumptions related to enrollment trends, efforts and success, and the associated costs of our current and future programs; outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; risks and uncertainties associated with the safety and effectiveness of our technology; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

This press release also contains “forward looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be appropriate for other purposes.